UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2023

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive	Norwell	MA	02061-9149
(Address of Principal Executive Offices)			(Zip Code)

 Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLH	New York Stock Exchange

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2023, Clean Harbors, Inc. (the “Company”) announced that Eric J. Dugas, currently the Company's Senior Vice President, Finance and Chief Accounting Officer has been appointed Executive Vice President ("EVP") and Chief Financial Officer effective March 31, 2023. Mr. Dugas will also continue to serve as the Company's principal accounting officer. Mr. Dugas, who has been with the Company since 2014, will succeed Michael Battles who, as previously announced, will become co-CEO with Chief Operating Officer Eric Gerstenberg effective March 31, 2023. The Company also announced that Brian Weber has been promoted to EVP and President, Safety-Kleen Sustainability Solutions effective April 1, 2023. Mr. Weber previously served as Executive Vice President of Corporate Planning and Development and has been with the Company since 1990.

The terms of Mr. Dugas' employment with the Company are set forth in an accepted employment offer letter which is filed as Exhibit 10.64 to this report. In summary, the base salary for Mr. Dugas will be $425,000 annually. In addition to eligibility for the Company's standard benefits, Mr. Dugas will be eligible to receive cash bonuses under the Company's Senior Executive Incentive Plan ("SEIP") and Management Incentive Plan ("MIP") and to participate in the Company's Long Term Incentive Plan which includes both time based and performance based restricted stock. The employment offer letter also provides for one year of severance benefits for Mr. Dugas.
The terms of Mr. Weber's employment with the Company are set forth in an accepted employment offer letter which is filed as Exhibit 10.65 to this report. In summary, the base salary for Mr. Weber will be $550,000 annually. Mr. Weber will continue to be able to receive cash bonuses under the Company's SEIP and MIP bonuses as well as the Company's Long Term Incentive Plan which includes both time based and performance based restricted stock. Mr. Weber's previous severance agreement remains in effect.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

10.64*	Eric J. Dugas accepted offer letter dated February 24, 2023

10.65*	Brian Weber accepted offer letter dated February 24, 2023

99.1	Press Release of the Company, dated March 1, 2023, announcing Executive Officer Updates

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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*A “management contract or compensation plan or arrangement” filed as an exhibit to this report pursuant to Item 5.02 of Form 8-K and Item 6.01(b)(10)(iii) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

March 1, 2023	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer

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